                                 EXHIBIT 99.1 TO

                                    FORM 10-K



                                    FORM 11-K

                                  ANNUAL REPORT





                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


              For the Fiscal Years Ended December 31, 1997 and 1996





                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
                 ----------------------------------------------
                            (Full title of the plan)


                            ROYAL APPLIANCE MFG. CO.
                            ------------------------
          (Name of issuer of the securities held pursuant to the plan)


                     650 ALPHA DRIVE, CLEVELAND, OHIO 44143
                     --------------------------------------
                    (Address of principal executive office)

                          INDEX OF FINANCIAL STATEMENTS





                                                                    PAGES
                                                                    -----

Report of Independent Accountants                                     2

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1997                                     3

  Statement of Net Assets Available for Plan
      Benefits at December 31, 1996                                   4

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1997                5

  Statement of Changes in Net Assets Available for
      Plan Benefits for the year ended December 31, 1996              6

Notes to Financial Statements                                       7-9


Supplemental Schedules:

   Schedule of Assets Held for Investment Purposes
      for the years ended December 31, 1997 and 1996                 10

   Schedule of Reportable Transactions for the years
       ended December 31, 1997 and 1996                              11

                        REPORT OF INDEPENDENT ACCOUNTANTS

                             ---------------------


To the Trustees of the
  Royal Appliance 401(k) Retirement Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of the Royal Appliance 401(k) Retirement Savings Plan (the "Plan") as of December 31, 1997 and 1996 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996 and the changes in net assets available for Plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions for the years ended December 31, 1997 and 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                         Coopers & Lybrand L.L.P.



Cleveland, Ohio
March 13, 1998

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1997

                               ------------------


                            National    Institutional     Strong                     Vanguard                     Dodge &
                              City        Investors'    Government     Fidelity         500        Templeton        Cox
                              Cash           GIC        Securities     Puritan       Portfolio      Foreign       Balanced
     ASSETS                  Account         Fund          Fund          Fund          Fund           Fund          Fund
                             -------         ----          ----          ----          ----           ----          ----
Investments:
   Invested Assets         $        --   $ 1,771,903   $   526,944    $ 1,298,868   $ 1,779,167   $   743,252   $   240,764
   Cash & Cash
   Equivalents                  77,093        26,930        (1,527)         1,662         1,341        38,127       244,479
   Accrued Income                   --           108         7,546              7        20,923            63           744
------------------------------------------------------------------------------------------------------------------------------
   Subtotal                     77,093     1,798,941       532,963      1,300,537     1,801,431       781,442       485,987
Contributions receivable            --        65,999        13,471         23,840        43,716        22,937        19,261
------------------------------------------------------------------------------------------------------------------------------
Total Assets               $    77,093   $ 1,864,940   $   546,434    $ 1,324,377   $ 1,845,147   $   804,379   $   505,248
                           ===========   ===========   ===========    ===========   ===========   ===========   ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS     $    77,093   $ 1,864,940   $   546,434    $ 1,324,377   $ 1,845,147   $   804,379   $   505,248
                           ===========   ===========   ===========    ===========   ===========   ===========   ===========

                             Davis
                            New York     Parkstone        Royal
                             Venture       Small          Stock         Loan
     ASSETS                   Fund     Capitalization     Fund         Account        Total
                              ----     --------------     ----         -------        -----
Investments:
   Invested Assets         $ 2,076,082   $ 1,918,942   $ 1,072,356   $   671,104   $12,099,382
   Cash & Cash
   Equivalents                   3,747         2,974         3,220            --       398,046
   Accrued Income                   16            11            19            --        29,437
----------------------------------------------------------------------------------------------
   Subtotal                  2,079,845     1,921,927     1,075,595       671,104    12,526,865

Contributions receivable        45,503        51,656        24,182            --       310,565
----------------------------------------------------------------------------------------------
Total Assets               $ 2,125,348   $ 1,973,583   $ 1,099,777   $   671,104   $12,837,430
                           ===========   ===========   ===========   ===========   ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS     $ 2,125,348   $ 1,973,583   $ 1,099,777   $   671,104   $12,837,430
                           ===========   ===========   ===========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1996

                               -----------------


                          National    Institutional     Strong                    Vanguard                     Dodge &
                            City        Investors'    Government    Fidelity         500        Templeton        Cox
                            Cash           GIC        Securities    Puritan       Portfolio      Foreign       Balanced
  ASSETS                   Account         Fund          Fund         Fund          Fund           Fund          Fund
                           -------         ----          ----         ----          ----           ----          ----
Investments:
   Invested Assets       $        --   $ 1,705,780   $   496,561   $ 1,006,439   $ 1,050,525   $   615,736   $   315,068
   Cash & Cash
   Equivalents               186,992         7,308            42            23             3         8,102            33
   Accrued Income                 --            29         2,544             6        12,616             6             4
--------------------------------------------------------------------------------------------------------------------------
   Subtotal                  186,992     1,713,117       499,147     1,006,468     1,063,144       623,844       315,105

Contributions receivable          --        77,893        16,205        27,089        43,602        23,197        18,299
--------------------------------------------------------------------------------------------------------------------------
Total Assets             $   186,992   $ 1,791,010   $   515,352   $ 1,033,557   $ 1,106,746   $   647,041   $   333,404
                         ===========   ===========   ===========   ===========   ===========   ===========   ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS   $   186,992   $ 1,791,010   $   515,352   $ 1,033,557   $ 1,106,746   $   647,041   $   333,404
                         ===========   ===========   ===========   ===========   ===========   ===========   ===========

                            Davis
                           New York     Parkstone        Royal
                            Venture       Small          Stock         Loan
  ASSETS                     Fund     Capitalization     Fund         Account        Total
                             ----     --------------     ----         -------        -----
Investments:
   Invested Assets        $ 1,305,118   $ 1,973,315   $ 1,134,485   $   551,019   $10,154,046
   Cash & Cash
   Equivalents                     49            19           149            --       202,720
   Accrued Income                  11           517             8            --        15,741
---------------------------------------------------------------------------------------------
   Subtotal                 1,305,178     1,973,851     1,134,642       551,019    10,372,507

Contributions receivable       52,524        84,560        26,969            --       370,338
---------------------------------------------------------------------------------------------
Total Assets              $ 1,357,702   $ 2,058,411   $ 1,161,611   $   551,019   $10,742,845
                          ===========   ===========   ===========   ===========   ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS    $ 1,357,702   $ 2,058,411   $ 1,161,611   $   551,019   $10,752,845
                          ===========   ===========   ===========   ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                   National   Institutional    Strong                    Vanguard
                                                     City       Investors'   Government    Fidelity        500         Templeton
                                                     Cash          GIC       Securities     Puritan      Portfolio      Foreign
                                                    Account       Fund          Fund         Fund          Fund          Fund
                                                    -------       ----          ----         ----          ----          ----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                         $  77,902    $  106,593    $  27,640    $   55,440    $  106,392    $   54,001
    Employee pre-tax contributions                  214,177        64,463       22,749        77,082       126,594        80,278
    Participant's voluntary after-tax contributions     683           310           90            90            40           105

  Investment Income:
    Interest and dividends                              281         5,672       30,617       102,205        17,906        32,917
    Net appreciation/(depreciation) in fair
    market value                                         --        96,122       13,820       123,319       388,513        23,861
    Loans to participants, net                           --       (18,768)      (3,007)      (12,472)      (39,634)          796
    Transfers between funds, net                   (231,410)      (64,868)     (32,272)       22,240       224,401        28,071
                                                  ---------------------------------------------------------------------------------
    Total additions                                  61,633       189,524       59,637       367,904       824,212       220,029
    Deductions:
    Benefits paid to participants                        --       115,041       28,547        77,073        85,776        62,676
    Miscellaneous fees                                   --           553            8            11            35            15
    Other                                           171,532            --           --            --            --            --
                                                  ---------------------------------------------------------------------------------
    Net additions                                  (109,899)       73,930       31,082       290,820       738,401       157,338
  Net Assets Available for Plan Benefits,
    Beginning of Year                               186,992     1,791,010      515,352     1,033,557     1,106,746       647,041
                                                  ---------------------------------------------------------------------------------
Net Assets Available for Plan Benefits,
  End of Year                                     $  77,093    $1,864,940    $ 546,434    $1,324,377    $1,845,147    $  804,379
                                                  =================================================================================

                                                  Dodge &       Davis
                                                    Cox        New York     Parkstone         Royal
                                                  Balanced     Venture        Small           Stock        Loan
                                                    Fund         Fund     Capitalization      Fund        Account        Total
                                                    ----         ----     --------------      ----        -------        -----
Additions:
  Contributions and Contributions Receivable:
    Company contributions                        $  44,330    $  113,464    $   142,082    $   57,377    $      --    $   785,221
    Employee pre-tax contributions                  68,464       163,923        207,565        66,546           --      1,091,841
    Participant's voluntary after-tax contributions     --           538            536           526           --          2,918

  Investment Income:
    Interest and dividends                          23,569        81,715        141,300         4,213       37,356        477,751
  Net appreciation/(depreciation) in fair
  market value                                      48,537       413,397       (260,957)      (51,504)          --        795,108
  Loans to participants, net                          (878)      (26,401)        (7,642)        4,753      103,253             --
  Transfers between funds, net                      19,811       205,218       (113,373)      (37,294)     (20,524)            --
                                                 --------------------------------------------------------------------------------
    Total additions                                203,833       951,854        109,511        44,617      120,085      3,152,839
  Deductions:
    Benefits paid to participants                   31,982       184,179        194,217       106,424           --        885,915
    Miscellaneous fees                                   7            29            122            27           --            807
  Other                                                 --            --             --            --           --        171,532
                                                 --------------------------------------------------------------------------------
    Net additions                                  171,844       767,646        (84,828)      (61,834)     120,085      2,094,585
  Net Assets Available for Plan Benefits,
    Beginning of Year                              333,404     1,357,702      2,058,411     1,161,611      551,019     10,742,845
                                                 --------------------------------------------------------------------------------
  Net Assets Available for Plan Benefits,
    End of Year                                  $ 505,248    $2,125,348    $ 1,973,583    $1,099,777    $ 671,104    $12,837,430
                                                 ================================================================================





   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                     Institutional   Strong                   Vanguard                 Dodge &
                                            National   Investors'  Government    Fidelity       500       Templeton      Cox
                                              Cash        GIC       Securities    Puritan     Portfolio     Foreign     Balanced
                                             Account      Fund         Fund         Fund         Fund         Fund        Fund
                                             -------      ----         ----         ----         ----         ----        ----
Additions:
Contributions and Contributions Receivable:
Company contributions                       $(18,958)  $  129,362    $ 35,808    $   58,895   $   93,833    $  48,062   $  41,883
Employee pre-tax contributions                64,760      105,129      40,137        82,286      130,927       75,064      54,304
Participant's voluntary after-tax              4,818          105          24            24           --           22          --
contributions
Investment Income:
Interest and dividends                         1,976        1,570      31,338       112,773       22,096       26,562      12,700
Net appreciation/(depreciation) in fair
  market value                                    --      105,407     (18,251)       23,837      155,419       54,222      21,421
Loans to participants, net                    12,253     (125,898)    (33,846)      (33,337)     (31,349)     (31,046)    (11,054)
Transfers between funds, net                 106,618     (193,758)    (44,140)     (104,150)     120,638      526,013      82,512
                                            ---------------------------------------------------------------------------------------
Total additions                              171,467       21,917      11,070       140,328      491,564      698,899     201,766
Deductions:
Benefits paid to participants                 29,225      192,082      41,164       105,535       43,760       74,666       6,166
Miscellaneous fees                                --          160           4             6           11           20           6
                                            ---------------------------------------------------------------------------------------
Net additions                                142,242     (170,325)    (30,098)       34,787      447,793      624,213     195,594
Net Assets Available for Plan Benefits,
Beginning of Year                             44,750    1,961,335     545,450       998,770      658,953       22,828     137,810
                                            ---------------------------------------------------------------------------------------
Net Assets Available for Plan Benefits,
End of Year                                 $186,992   $1,791,010    $515,352    $1,033,557   $1,106,746    $ 647,041   $ 333,404
                                            =======================================================================================

                                              Davis                                Kaufmann
                                             New York    Parkstone      Royal     Aggressive      Scudder
                                             Venture       Small        Stock       Growth        Global      Loan
                                               Fund    Capitalization   Fund         Fund          Fund      Account       Total
                                               ----    --------------   ----         ----          ----      -------       -----
Additions:
Contributions and Contributions Receivable:
Company contributions                       $   65,767  $  115,108   $   54,659   $   137,938    $      --   $     --   $   762,357
Employee pre-tax contributions                 172,996      51,551      118,654       204,978           --         --     1,100,786
Participant's voluntary after-tax                2,296          --        2,279            68           --         --         9,636
contributions
Investment Income:
Interest and dividends                          61,988     307,471          121           108       10,035      6,400       595,138
Net appreciation/(depreciation) in fair
  market value                                 202,250    (361,448)     715,383       338,117        7,293         --     1,243,650
Loans to participants, net                     (51,356)    (33,537)     (57,147)      (53,638)          --    449,955            --
Transfers between funds, net                    64,445   2,015,421       21,861    (2,039,285)    (556,175)        --            --
                                           ----------------------------------------------------------------------------------------
Total additions                                518,386   2,094,566      855,810    (1,411,714)    (538,847)   456,355     3,711,567
Deductions:
Benefits paid to participants                  123,956      36,123      107,639       107,707           --         --       868,023
Miscellaneous fees                                  12          32           12            12            9         --           284
                                           ----------------------------------------------------------------------------------------
Net additions                                  394,418   2,058,411      748,159    (1,519,433)    (538,856)   456,355     2,843,260
Net Assets Available for Plan Benefits,
Beginning of Year                              963,284          --      413,452     1,519,433      538,856     94,664     7,899,585
                                           ----------------------------------------------------------------------------------------
Net Assets Available for Plan Benefits,
End of Year                                 $1,357,702  $2,058,411   $1,161,611   $        --    $      --   $551,019   $10,742,845
                                           ========================================================================================




   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                 ---------------


1.     Plan Description and Benefits:
       ------------------------------

       The following brief description of the Royal Appliance 401(k) Retirement Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

       GENERAL - The Plan is a defined contribution plan covering substantially all employees of Royal Appliance Mfg. Co. (the "Company"). Employees who attain age 18 and complete at least six months of service are eligible to become participants in the Plan.

       On December 27, 1991, the Company filed Form S-8 with the Securities and Exchange Commission (SEC) allowing participants in the Plan to invest in Common Shares of the Company. This investment option was available as of February 1, 1992. As a result, the Plan is now required to comply with the reporting provisions of the SEC Form 11-K.

       CONTRIBUTIONS - Contributions consist of employer matching, employer profit sharing, salary reduction, voluntary after-tax contributions, and rollover contributions.

       In 1997 and 1996, employer matching contributions were 100% of the salary reduction contributions that do not exceed 2% of qualified employee compensation and 50% of the salary reduction contributions greater than 2% but not in excess of 4% of qualified employee compensation. The employer profit sharing contribution is discretionary based on amounts as authorized by the Board of Directors. All employer contributions have been made in the form of cash. Salary reduction contributions may range from 1% to 15% of qualified compensation subject to annual I.R.S. limits. Participants may also make voluntary after-tax contributions of up to 10% of their annual compensation in addition to the contribution through salary reduction. Rollover contributions are also permitted.

       INVESTMENT OF FUNDS - All of the investment transactions are executed by National City Trust ("National City"), an affiliate of National City Corporation.

       Each participant may elect among the following investment vehicles:

       A. INSTITUTIONAL INVESTORS' GIC FUND - Seeks to provide income and stability of principal by investing in guaranteed investment contracts (GIC's) or similar instruments issued by insurance companies and/or banks.

       B. STRONG GOVERNMENT SECURITIES FUND - Seeks to provide a high level of current income by investing in securities issued or guaranteed by the U.S. government.

       C. FIDELITY PURITAN FUND - Seeks to maximize income, with growth of capital being a secondary objective. Invests in high-yielding securities, including common stocks, preferred stocks and bonds.

       D. VANGUARD 500 PORTFOLIO FUND - Seeks to return investment results that correspond to the price and yield performance of the S&P 500 index.

       E. TEMPLETON FOREIGN FUND - seeks long term growth of capital by investing in companies generally located in foreign countries. In 1997, this fund changed investments from the Templeton Foreign Mutual Fund to the Templeton Institutional Foreign Equity Mutual Fund.

       F. DODGE & COX BALANCED FUND - seeks income, conservation of principal, and long-term growth of principal and income by investing in equity securities and bonds.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS



1.     Plan Description and Benefits (cont.):
       --------------------------------------

       G. DAVIS NEW YORK VENTURE FUND - seeks long term capital growth by investing in securities that have above average appreciation potential.

       H. PARKSTONE SMALL CAPITALIZATION FUND - seeks growth of capital by investing in stocks of small to medium size companies primarily in the United States.

       I. ROYAL STOCK FUND - This fund is comprised exclusively of Common Shares, without par value of the Company (Common Shares). Each participant electing to purchase Common Shares through the Stock Fund is permitted to vote such Common Shares in the same manner as any other shareholder and is furnished proxy materials to such effect. If a participant does not vote their proxy, the Trustee votes the proxy for the participant's Common Shares. Common Shares purchased under the Account are generally purchased on the open market for cash. The price of Common Shares purchased on the open market is priced for each participant's account at an average purchase price of all shares purchased, plus brokerage fees, taxes, commissions and expenses incident to the purchase, unless it is determined that the Company will bear these costs. No more than 50% of a participant's contributions may be invested in the Stock Fund.

       J. KAUFMANN AGGRESSIVE GROWTH FUND - Seeks growth of capital by investing in stocks of small to medium size companies typically outside of the S&P 500 "universe". This investment option was discontinued in 1996.

       K. SCUDDER GLOBAL FUND - Seeks long term growth of capital by investing in companies incorporated in the U.S. and foreign countries. This investment option was discontinued in 1996.

       Participants can allocate their contribution between the Funds in various percentages, which can be changed on a quarterly basis throughout the year.

       The number of participants in each investment program as of December 31, 1997 was as follows:

                                                                  No. of
                                                               Participants
                                                               ------------
             Institutional Investors' GIC Fund                      335
             Strong Government Securities Fund                      192
             Fidelity Puritan Fund                                  271
             Vanguard 500 Portfolio Fund                            360
             Dodge & Cox Balanced Fund                              207
             Davis New York Venture Fund                            371
             Templeton Foreign Fund                                 254
             Parkstone Small Capitalization Fund                    414
             Royal Stock Fund                                       295

       VESTING - All contributions are 100% vested and non-forfeitable.

       DISTRIBUTION AND WITHDRAWALS - Loans and hardship withdrawals are permitted pursuant to the terms of the Plan. In addition, participants may make hardship withdrawals from the voluntary after-tax contribution account by filing a written request at least thirty (30) days in advance.

       Participants and their beneficiaries are entitled to receive a distribution of their account balances upon death, disability, termination of employment prior to retirement, or retirement. Distribution may be made in a lump sum or periodic payments, as may be elected by the participants or their beneficiaries, subject to the terms of the Plan.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                ---------------


1.     Plan Description and Benefits (cont.):
       --------------------------------------

       APPRECIATION (DEPRECIATION) IN FAIR MARKET VALUE OF ASSETS - The Plan presents, in the Statements of Changes in Net Assets Available for Plan Benefits, the net appreciation (depreciation) in the fair market value of its investments, which consist of realized gains or losses and unrealized appreciation (depreciation).

       EXPENSES - Administrative fees, brokerage fees and other Plan expenses are the responsibility of the Plan. The Company, at its discretion has elected to pay these costs directly.

2.     Summary of Significant Accounting Policies:
       -------------------------------------------

       BASIS OF PRESENTATION - The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

       INVESTMENTS - Certain assets of the Plan are maintained in Guaranteed Investment Contracts (the Institutional Investors' GIC Fund) and Investment Funds (Strong Government Securities Fund, Fidelity Puritan Fund, Vanguard 500 Portfolio Fund, Templeton Foreign Fund, Kaufmann Aggressive Growth Fund, Scudder Global Fund, Dodge & Cox Balanced Fund, Davis New York Venture Fund, and Parkstone Small Capitalization Fund) and common shares of the Company. Contributions by the Company and employees are first made to National City via the cash account facility. Contributions and income from investments of each fund are reinvested in the same fund.

       Investments in Guaranteed Investment Contracts are recorded at the guaranteed value (contribution and interest) of the Plan assets.

       Other investments are valued at fair market value by National City using readily available published market values.

       USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes, therein. Actual results could differ from those estimates.

3.     Income Tax Status:
       ------------------

       The Internal Revenue Service (IRS) has issued a favorable determination letter dated June 20, 1995, with respect to the Plan's qualified status, as amended, under Section 401(a) of the Internal Revenue Code (Code). As such, the trust established thereunder is exempt from Federal income taxes under Section 501(a) of the Code. All withdrawals, with the exception of after tax employee contributions, are taxable to the participants of the Plan.

4.     Right to Terminate:
       -------------------

       Although it has not expressed any interest to do so, the Company has the right to terminate the Plan at any time.

5.     Reconciliation to Form 5500
       ---------------------------

       Write-offs of loan balances which total $171,532 were recorded to the statement of changes in net assets available for plan benefits in 1997 which were recorded to the Form 5500 in prior years.

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

          ITEM 27 (A) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997





   -------------------------------------------------------------------------------------------------------------------------
   (a)                     (b)                                           (c)                          (d)          (e)
         Identity of issue, borrower, lessor, or    Description of investment including maturity      Cost       Current
                      similar party                  date, rate of interest, collateral, par or                   Value
                                                                   maturity value
   -------------------------------------------------------------------------------------------------------------------------
   1996
   ====
      Royal Appliance Stock                         Common Stock                                      $988,120   $1,134,485

      Armada Money Market Fund                      Mutual Fund                                        106,650      106,650

      Dodge & Cox Balanced Fund                     Mutual Fund                                        287,586      315,068

      Fidelity Puritan Fund                         Mutual Fund                                        943,228    1,006,439

      Davis New York Venture Fund                   Mutual Fund                                      1,025,517    1,305,118

      Vanguard Index 500 Fund                       Mutual Fund                                        787,685    1,050,525

      Strong Government Securities                  Mutual Fund                                        487,730      496,561

      Institutional Investors GIC Fund              GIC Fund                                         1,455,182    1,705,780

      Parkstone Small Cap                           Mutual Fund                                      2,332,149    1,973,315

      Templeton Foreign Fund                        Mutual Fund                                        565,152      615,736

      Participant Loans                             Various maturity dates; interest prime plus 1%     551,019      551,019


   1997
   ====

      Royal Appliance Stock                         Common Stock                                     1,129,807    1,072,356

      Armada Money Market Fund                      Mutual Fund                                        398,046      398,046

      Dodge & Cox Balanced Fund                     Mutual Fund                                        225,197      240,764

      Fidelity Puritan Fund                         Mutual Fund                                      1,183,343    1,298,868

      Davis New York Venture Fund                   Mutual Fund                                      1,710,098    2,076,082

      Vanguard Index 500 Fund                       Mutual Fund                                      1,431,972    1,779,167

      Strong Government Securities                  Mutual Fund                                        513,308      526,944

      Institutional Investors GIC Fund              GIC Fund                                         1,675,899    1,771,903

      Parkstone Small Cap                           Mutual Fund                                      2,078,463    1,918,942

      Templeton Institutional Foreign Equity Fund   Mutual Fund                                        833,053      743,252

      Participant Loans                             Various maturity dates; interest prime plus 1%     671,104      671,104

                 ROYAL APPLIANCE 401(K) RETIREMENT SAVINGS PLAN

        ITEM 27 (D) - SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS

               IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997


                                                                             Purchase      Selling       Cost of        Current
Identity of Party Involved       Description of Asset                          Price        Price         Asset      Value of Asset
                                                                               -----        -----         -----      --------------

1996 - single transaction
        National City            Royal Appliance Mfg. Co. Common Stock

                                      Purchases                             $  208,123    $       --    $  208,123    $   286,921
                                      Sales                                 $       --    $  175,447    $  188,034    $        --
1997 - single transaction
        National City            Templeton Foreign Fund

                                      Purchases                             $  818,834    $       --    $       --    $   818,834
                                      Sales                                 $       --    $  818,834    $  663,090    $   818,834

1997 - series of transactions
        National City            Davis New York Venture Fund                $  660,281    $  302,714    $  214,420    $   962,896
                                 Dodge & Cox Balanced Fund                  $  210,457    $  333,296    $  283,308    $   543,753
                                 Parkstone Small Capitalization Fund        $  812,926    $  606,343    $  816,483    $ 1,419,270
                                 Templeton Foreign Fund                     $  155,322    $  887,442    $  720,524    $ 1,042,765
                                 Templeton Institutional Funds, Inc.        $  854,627    $   18,902    $   20,340    $   873,530
                                 Vanguard 500 Portfolio Fund                $  645,516    $  305,386    $  215,756    $   950,903
                                 Armada Money Market Fund                   $5,752,378    $5,763,626    $5,763,626    $11,516,004

                                                                               Realized
                                                                              Gain (Loss)
Identity of Party Involved       Description of Asset                          on Sale
                                                                               ---------

1996 - single transaction
        National City            Royal Appliance Mfg. Co. Common Stock

                                      Purchases                               $      --
                                      Sales                                   $ (12,587)
1997 - single transaction
National City                    Templeton Foreign Fund

                                      Purchases                               $       --
                                      Sales                                   $  155,744

1997 - series of transactions
National City                    Davis New York Venture Fund                  $   88,294
                                 Dodge & Cox Balanced Fund                    $   49,988
                                 Parkstone Small Capitalization Fund          $ (210,140)
                                 Templeton Foreign Fund                       $  166,918
                                 Templeton Institutional Funds, Inc.          $   (1,438)
                                 Vanguard 500 Portfolio Fund                  $   89,630
                                 Armada Money Market Fund                     $       --